EXHIBIT 10.2

                             TANOX BIOSYSTEMS, INC.

                             1987 STOCK OPTION PLAN

                             I. PURPOSE OF THE PLAN

      The Tanox Biosystems, Inc. 1987 Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees of Tanox Biosystems, Inc., a Texas corporation (the "Company"), and its subsidiaries, if any, may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees the option ("Option") to purchase shares of the $0.01 par value common stock of the Company ("Stock"), in accordance with the terms and conditions of the Plan. Options granted under the Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not constitute Incentive Stock Options.

                               II. ADMINISTRATION

      The Plan shall be administered by a Committee (the "Committee") of one or more persons appointed by the Board of Directors of the Company (the "Board") Members of the Committee shall be eligible to participate in the Plan or in any other stock, stock option or stock appreciation rights plan of the Company or any of its affiliates ("Company Stock Plan"). The Committee shall have sole authority to select the employees who are to be granted Options from among those eligible under the Plan and to establish the number of shares which may be issued under each Option. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. Without intending to limit its authority, the Committee is specifically authorized to adopt such limitations and requirements in connection with the exercise of Options granted under the Plan and have such information prepared for distribution to persons receiving such Options as may be necessary or appropriate to qualify the exercise of such Options

                                  EXHIBIT "B"
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and issuance of the Stock pursuant thereto for exemption from registration under applicable federal and state securities laws or, if desired, to register such stock under such securities laws. All decisions made by the Committee in selecting the employees to whom options shall be granted, in establishing the number of shares which may be issued under each Option, and in construing the provisions of the Plan shall be final. If a Committee is not appointed by the Board, the Board shall act as the Committee for purposes of the Plan.

                             III. OPTION AGREEMENTS

      Each Option shall be evidenced by an option agreement ("Option Agreement") and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Also, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price; provided, that the shares of such Stock delivered have been held for a sufficient period to meet criteria for "maturity" established by the Committee acting upon advice of the independent certified public accountants of the Company. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be determined by the Committee in such manner as it deems appropriate. If the Stock is publicly traded at the time a determination of its fair market value is required to be made, fair market value of a share of Stock on a particular date shall be the average between the closing bid and ask price of the Stock on the most recent date the Stock was publicly traded. The Option and the rights granted under the Option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the optionee during the optionee's lifetime or at optionee's death only by the optionee's guardian or legal representative; subject, however, to any restrictions on transfer of, or any options of the Company or other shareholders to reacquire, any shares purchased by the optionee or the optionee's guardian or legal representative under the terms of any buy-sell or other agreement which the Company may require the optionee or the optionee's guardian or legal representative to execute prior to exercise of the option rights hereunder.

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                           IV. ELIGIBILITY OF OPTIONEE

      Options may be granted only to individuals who are key employees, officers, or directors of the Company or any subsidiary corporation, if any, (as defined in section 425 of the Code) of the Company at the time the Option is granted. Options may be granted to the same employee on more than one occasion. Optionee shall not be required to exercise Options granted hereunder on more than one occasion in the order that they were granted and may exercise Options in such order as Optionee may determine. The aggregate fair market value (determined on the basis of the fair market value of the Stock at the time of the grant of the Incentive Stock Option) of Stock with respect to which such Incentive Stock Options are first exercisable by an optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company and any parent and subsidiary corporations) shall not exceed $100,000; however, the value of Stock for which options may be granted to an optionee in any year may exceed $100,000. Further, no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation, within the meaning of section 422A(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

                          V. SHARES SUBJECT TO THE PLAN

      The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 2,700,000 (as amend and adjusted respectively, by resolution of the Board of Directors effective as of April 24, 1989, June 30, 1990, and March 31, 1997) shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or terminate prior to its exercise in full, the shares previously subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment as provided in

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Paragraph VIII hereof. Exercise of an Option in any manner, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one employee, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

                                VI. OPTION PRICE

      The purchase price of Stock issued under each Option shall be determined by the Committee, but, in the case of an Incentive Stock Option, such purchase price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.

                               VII. TERM OF PLAN

      The Plan shall be effective upon the date of its adoption by the Board of Directors, provided the Plan is subsequently approved by the shareholders of the Company within 12 months thereafter. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX hereof, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board of Directors.

                    VIII. RECAPITALIZATION OR REORGANIZATION

      (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company,
(iii) any issue of debt or equity securities with priority to or affecting Stock or the rights thereof, (iv) the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or (v) any other corporate act or proceeding. The Committee shall be authorized to increase the number of shares

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which may be issued under this Plan, as set forth in Paragraph V, if necessary to permit any adjustment in the number of shares under this Paragraph VIII, so long as sufficient authorized, unissued and otherwise unencumbered shares are available to permit such increase.

      (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option previously granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, then the number of shares of Stock with respect to which such Option may thereafter be exercised (i), in the event of an increase in the number of outstanding shares, shall be proportionately increased and the purchase price per share shall be proportionately reduced and (ii), in the event of a reduction in the number of outstanding shares, shall be proportionately reduced and the purchase price per share shall be proportionately increased.

      (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter, upon any exercise of an Option previously granted, the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

      If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company is to sell all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such

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event is referred to herein as a "Corporate Change"), then the Committee, acting in its sole discretion without the consent or approval of any optionee, shall effect one or more of the following alternatives (subject to the limitation set forth in Paragraph IV as to the maximum amount of Stock as to which Incentive Stock Options may first become exercisable in any calendar year), which may vary among individual optionees:

            (1) acceleration of the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of optionees thereunder shall terminate;

            (2) require the mandatory surrender to the Company by selected optionees of each outstanding Option held by such optionees (irrespective of whether such Options are then exercisable under the provisions of the
      Plan) as of a date, before or after such Corporate Change, specified by the Committee, and in such event the Committee shall cancel such Options as soon as reasonably possible and pay to each optionee an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such Option over the aggregate option price of such shares;

            (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change; provided, however, that the Committee in its sole discretion, may determine that no adjustment is necessary to Options then outstanding; or

            (4) provide that, upon any subsequent exercise of an Option theretofore granted, the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

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      Such actions shall be taken and be effective as of a date selected by the
Committee within (a) ten days after the approval by the shareholders of the Company of any such merger, consolidation, sale of assets or dissolution or (b) thirty days of any such change of control, as provided in (i) through (v) above. The Committee for purposes of the Corporate Changes described in (iii) and (v) above shall be the Committee as constituted prior to the occurrence of such Corporate Change.

      (d) Any adjustment provided for in Subparagraphs (b) and (c) above shall be subject to any required shareholder action.

      (e) Except as otherwise provided in this Plan, the issuance by the Company of shares of Stock, or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities and, in any case, whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options previously granted or the purchase price per share.

                    IX. AMENDMENT OR TERMINATION OF THE PLAN

      The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which Options have not been granted prior to such termination. The Board of Directors shall have the right to alter or amend the Plan or any part of the Plan from time to time; provided, however, that no change in any Option granted before such alteration or amendment may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board of Directors may not make any alteration or amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, (iii) change the class of employees eligible to receive Options under the Plan, or (iv) extend the term of the Plan without the approval of the shareholders of the Company.

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